Exhibit 99.1

IXYS CORPORATION PRESS RELEASE

Contact:	Arnold Agbayani Senior Vice President, Finance & CFO IXYS Corporation 3540 Bassett Street Santa Clara, California 95054 (408) 982-0700

COURT ISSUES ORDER IN IXYS v. INTERNATIONAL RECTIFIER

SANTA CLARA, CALIF. June 6, 2002 — IXYS Corporation (NASDAQ:SYXI), a leader in power semiconductors for power conversion and motion control applications, today reported that the Federal District Court in Los Angeles, California, in the matter of International Rectifier Corporation v. IXYS Corporation, entered a permanent injunction effective June 5, 2002 that prohibits IXYS from selling and distributing certain IXYS MOS devices in the United States. The injunction was issued in connection with previously disclosed litigation between IXYS and International Rectifier Corporation.

IXYS is appealing this decision and is asking the Court of Appeals to immediately stay this injunction pending the outcome of its appeal.

“We believe that we have a strong basis to stay the injunction and prevail in our appeal,” said Arnold Agbayani, Chief Financial Officer of IXYS. “Despite the injunction, we still feel that our revenues for our June 30, 2002 quarter will show a 10-15% increase over the March quarter.”

IXYS develops and markets primarily high performance power semiconductor devices that are used in controlling and converting electrical power efficiently in power systems for the telecommunication and internet infrastructure, motor drives, medical systems and transportation. IXYS also serves its markets with a combination of digital and analog integrated circuits.

This press release contains “forward-looking” statements, including statements relating to the outcome of our expected appeal of the decision of the Federal District Court and our financial results for our fiscal quarter ending June 30, 2002. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of IXYS to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended March 31, 2001, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 and our other filings with the SEC. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS’ website at http://www.ixys.com, or by contacting the Company directly.

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